UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 16, 2018
SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 1500
Tulsa, OK 74136-4231
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.    Material Modification to Rights of Security Holders.
An amendment to the Amended and Restated Certificate of Incorporation, as amended, of SemGroup Corporation (the “Company”) to increase the number of authorized shares of Class A Common Stock, $0.01 par value per share, from 90,000,000 shares of Class A Common Stock to 180,000,000 shares of Class A Common Stock was approved by the stockholders of the Company at the Company’s Annual Meeting of Stockholders held on May 16, 2018 (the “2018 Annual Meeting”). A Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, was filed by the Company with the Secretary of State of the State of Delaware on May 18, 2018. The Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Stockholders were asked to vote on four proposals at the 2018 Annual Meeting. A total of 79,027,265 shares of the Company’s Class A Common Stock were entitled to vote as of March 29, 2018, the record date for the 2018 Annual Meeting (the “Record Date”). There were 63,374,571 shares of Class A Common Stock present, in person or by proxy, at the 2018 Annual Meeting (or 80.2% of the outstanding shares of Class A Common Stock). As of the Record Date, there were 350,000 shares of the Company’s Series A Cumulative Perpetual Convertible Preferred Stock (“Preferred Stock”) outstanding. Holders of shares of Preferred Stock were entitled to vote together with the holders of shares of Class A Common Stock as a single class. Each holder of shares of Preferred Stock was entitled to a number of votes equal to the number of votes such holder would have had if all shares of Preferred Stock held by such holder had been converted into shares of Class A Common Stock as of the Record Date. As of the Record Date, the outstanding shares of Preferred Stock were convertible into an aggregate of 10,606,061 shares of Class A Common Stock and such amount represented an equal number of votes that holders of Preferred Stock were entitled to cast, in person or by proxy, at the 2018 Annual Meeting. Giving effect to the Preferred Stock on an as-converted basis, there were 10,606,061 shares of Preferred Stock present, in person or by proxy, at the 2018 Annual Meeting.

Set forth below are the matters acted upon by the stockholders at the 2018 Annual Meeting, and the final voting results of each such proposal. Voting results below give effect to votes cast, in person or by proxy, by holders of Preferred Stock on an as-converted basis.

Proposal 1 - Election of Directors

The stockholders voted to elect seven directors to serve for a one-year term expiring at the annual meeting of stockholders in 2019 and until their successors are duly elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Ronald A. Ballschmiede	68,726,899	1,274,614	3,979,119
Sarah M. Barpoulis	69,070,757	930,756	3,979,119
Carlin G. Conner	68,955,332	1,046,181	3,979,119
Karl F. Kurz	68,753,664	1,247,849	3,979,119
James H. Lytal	68,865,551	1,135,962	3,979,119
William J. McAdam	68,759,133	1,242,380	3,979,119
Thomas R. McDaniel	68,394,139	1,607,374	3,979,119

Proposal 2 - Advisory Vote on
Executive Compensation

The stockholders voted to approve, on an advisory and non-binding basis, named executive officer compensation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
68,148,829	1,617,804	234,880	3,979,119

Proposal 3 - Ratification of Appointment of
Independent Registered Public Accounting Firm

The stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2018. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
73,907,395	25,830	47,407	-0-

Proposal 4 - Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s Class A Common Stock from 90,000,000 shares to 180,000,000 shares

The stockholders voted to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of the Company’s Class A Common Stock from 90,000,000 shares to 180,000,000 shares:

For	Against	Abstain	Broker Non-Votes
73,247,114	585,655	147,863	-0-

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.     Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended, of SemGroup Corporation.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: May 22, 2018
By: /s/ William H. Gault
William H. Gault
Secretary